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                                  EXHIBIT 21.1

                           Subsidiaries of Registrant

                     TB Wood's Corporation and Subsidiaries

                                 January 1, 1999


Registrant:       TB Wood's Corporation
                  Delaware

         Subsidiary:       TB Wood's Incorporated
                           Pennsylvania


                  Subsidiaries:     Plant Engineering Consultants, Incorporated
                                    Tennessee

                                    TB Wood's North Carolina, Inc.
                                    North Carolina

                                    T. B. Wood's Canada Ltd.
                                    Canada

                                    TB Wood's Mexico, S.A. de C.V.
                                    Mexico

                                    Berges electronic GmbH
                                    Germany

                                    Berges electronic, S.r.l.
                                    Italy


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